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                                                                      EXHIBIT 99

                                                                    NEWS RELEASE


[CHESAPEAKE LOGO]                     [CHESAPEAKE ENERGY CORPORATION LETTERHEAD]



FOR IMMEDIATE RELEASE
MARCH 30, 2001

                                    CONTACTS:

MARC ROWLAND                                                      TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                  SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                               CORPORATE DEVELOPMENT
(405) 879-9232                                                   (405) 879-9257
- --------------------------------------------------------------------------------

               CHESAPEAKE ENERGY CORPORATION ANNOUNCES CONFERENCE
                    CALL FOR TUESDAY AFTERNOON, APRIL 3, 2001

OKLAHOMA CITY, OKLAHOMA, MARCH 30, 2001 - Chesapeake Energy Corporation (NYSE:CHK) today announced that the company will release revised 2001 forecasts on Tuesday, April 3, 2001 and later that afternoon will host a conference call at 2:00 p.m. EDT. Topics to be discussed will be the company's recent debt market transactions, its improved forecasts for 2001 and 2002 and increased gas hedging positions for 2001 and 2002. The telephone number to access the conference call is 913-981-4910.

For those unable to participate in the conference call, a replay will be available for audio playback at 5:00 p.m. EDT on April 3, 2001 and will run through midnight, April 10, 2001. The number to access the conference call is 719-457-0820 and the passcode for the replay is 419183.

The conference call will also be simulcast live on the internet and can be accessed either by going directly to the Chesapeake website at www.chkenergy.com and selecting "Shareholder Information", or by going directly to www.Vcall.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for approximately ninety days thereafter.

Chesapeake Energy Corporation is among the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

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